Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-253001

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.00125 par value per share	$500,000,000	$54,550.00

(1)

The filing fee of $54,550.00 is calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.

Prospectus Supplement to Prospectus dated February 11, 2021.

Up to $500,000,000

Common Stock

On February 11, 2021, we entered into an equity distribution agreement, or the distribution agreement, with Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc., each, a Manager and, collectively, the Managers, providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $500,000,000 from time to time through the Managers, acting as our agents, or directly to the Managers, acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the Nasdaq Stock Market LLC, or Nasdaq, sales made to or through market makers and sales made through other securities exchange or electronic communications networks, and (2) in such privately negotiated transactions, which may include block trades, as we and any Manager may agree.

We will pay the applicable Manager a commission equal to (except as provided below) 2.0% of the gross sales price per share of our common stock sold through such Manager, as our agent, under the distribution agreement. We may also agree with any agent to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and for which we may agree to pay such agent a commission that may exceed 2.0% of the gross sales price per share of our common stock sold.

None of the Managers is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the distribution agreement, shares of our common stock on terms agreed upon by us and such Manager from time to time. The shares of our common stock offered and sold through the Managers, as our agents, pursuant to the distribution agreement will be offered and sold through only one Manager on any given day.

Under the terms of the distribution agreement, we may also sell shares of our common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate terms agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a Manager as principal, we may agree to pay the applicable Manager a commission or discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Manager, as principal. The offering of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all of the common stock subject to the distribution agreement and (2) the termination of the distribution agreement by either the Managers or us.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CREE.” On February 10, 2021, the last reported sale price of our common stock on the Nasdaq was $123.47 per share.

An investment in our common stock involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission to read about important factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BMO Capital Markets	BofA Securities	Canaccord Genuity	Citigroup

Credit Suisse	Goldman Sachs & Co. LLC	Morgan Stanley	Truist Securities

February 11, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.” This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” in the accompanying prospectus. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Cree,” “we,” “us,” “our” or similar references mean Cree, Inc. and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the Managers are not, making an offer to sell the shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Managers, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Our logo and other trademarks mentioned in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein are our property. Certain trademarks referred to in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus or any document incorporated by reference herein are the property of their respective owners.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases. These forward-looking statements include, but are not limited to, statements about:

•	our future financial results;

•	demand for products and applications using silicon carbide power devices, GaN and silicon RF devices;

•	price competition in key markets;

•	our ability to lower costs;

•	our ability to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand;

•	the completion of the sale of our former LED products segment;

•

the impact of economic and political uncertainty caused by the imposed and proposed tariffs by the United States on goods from China, among other potential countries, and any corresponding tariffs or currency devaluation from China or such other countries in response;

•	specific customers or countries on demand for our products;

•	product mix;

•	our plans to invest in our business, including the construction of our new facilities in New York and North Carolina;

•	our ability to ramp-up of production of our new products, and enter into new business channels different from those in which we have historically operated;

•

the impact of COVID-19 on our business and continued operations during the COVID-19 pandemic, including but not limited to, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may be negatively impacted and the potential for costs associated with our operations to be greater than we anticipate as a result of all of these factors;

•

ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments;

•

our ability to manage an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality;

•	our ability to protect our intellectual property, as well as to protect our confidential information from theft or misuse, including through cyber-attacks or cyber intrusion;

•	our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products;

•	our evaluation of strategic opportunities, including acquisitions, divestitures, spin-offs, joint ventures or investments in complementary businesses;

S-iii

•	the rapid development of new technology and competing products that may impair demand or render our products obsolete;

•	the potential lack of customer acceptance for our products;

•	the impact of interest rate fluctuations on our business; and

•	assumptions relating to the foregoing.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, our statements in “Summary — The Offering” on page S-2 and “Use of Proceeds” on page S-6 regarding our intended use of the proceeds of this offering.

These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those described in our most recent Annual Report on Form 10-K filed with the SEC and in our subsequent filings under the Exchange Act as well as those referenced in “Risk Factors” below. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Cree, Inc.

Cree, Inc. is an innovator of wide bandgap semiconductors, focused on silicon carbide and gallium nitride (GaN) materials and devices for power and radio-frequency (RF) applications. Our silicon carbide and GaN materials and devices are targeted for applications such as transportation, power supplies, inverters and wireless systems.

In addition, we are an innovator of specialty lighting-class light emitting diode (LED) products. Our LEDs are targeted for use in indoor and outdoor lighting, electronic signs and signals and video displays.

On October 18, 2020, we entered into a definitive agreement to sell certain assets and subsidiaries comprising our former LED products segment to SMART Global Holdings, Inc. and its wholly owned newly-created acquisition subsidiary and have classified the results and cash flows of the LED products segment as discontinued operations.

Our continuing operations consist of the Wolfspeed business, which includes silicon carbide and GaN materials, power devices and RF devices based on wide bandgap semiconductor materials and silicon. Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products and RF devices are used in military communications, radar, satellite and telecommunication applications.

The majority of our products are manufactured at production facilities located in North Carolina, California, Arkansas and China. We also use contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. Additionally, we are in the process of building a silicon carbide fabrication facility in New York. We operate research and development facilities in North Carolina, Arizona, Arkansas, New York, California and China (including Hong Kong).

Corporate Information

Cree, Inc. is a North Carolina corporation established in 1987, and our headquarters are in Durham, North Carolina. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703. Our telephone number is (919) 407-5300. Our website address is www.cree.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a brief summary of the terms of this offering and our common stock. This summary is not a complete description of this offering or our common stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Cree, Inc., a North Carolina corporation.

Securities Offered	Shares of our common stock with an aggregate gross sales price of up to $500,000,000.

Manner of Offering	“At the market offering” that may be made from time to time on the Nasdaq Global Select Market or other existing trading market for our common stock through the Managers. See the section entitled “Plan of Distribution” on page S-8 of this prospectus supplement.

NASDAQ Global Select Market Symbol for our Common Stock	Our common stock is listed on the Nasdaq under the symbol “CREE.”

Use of Proceeds	We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes. See “Use of Proceeds” on page S-6.

Risk Factors	See “Risk Factors” on page S-3 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and any other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in the shares of common stock being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors described below, the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and the risk factors contained in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Common Stock and this Offering

Our financial condition and results of operations for fiscal 2021 and future periods may be adversely affected by the recent COVID-19 outbreak or other outbreak of infectious disease or similar public health threat.

COVID-19 continues to spread globally and has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may continue to impact our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. We have significant manufacturing operations in the United States and China, and each of these countries has been affected by the outbreak and taken measures to try to contain it. We have experienced some limited disruptions in supply from some of our suppliers, although the disruptions to date have not been significant. Additionally, we have experienced a shift in customer demand. There is considerable uncertainty regarding such measures and potential future measures. Restrictions on access to our manufacturing facilities or on our support operations or workforce, or similar limitations for our vendors and suppliers, and restrictions or disruptions of transportation, such as reduced availability of air transport, port closures, and increased border controls or closures, could limit our capacity to meet customer demand, lead to increased costs and have a material adverse effect on our financial condition and results of operations.

The outbreak has significantly increased economic and demand uncertainty. These uncertainties also make it more difficult for us to assess the quality of our product order backlog and to estimate future financial results. The current outbreak of COVID-19 has caused an economic slowdown, and it is increasingly likely that its continued spread will lead to a global recession, which could have a material adverse effect on demand for our products and on our financial condition and results of operations.

The spread of COVID-19 has caused us to modify our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events, and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, and suppliers. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and our ability to perform critical functions could be harmed. In addition, in light of concerns about the spread of COVID-19, our workforce has at times been operating at reduced levels at our manufacturing facilities, which may continue to have an adverse impact on our ability to timely meet future customer orders.

The duration of the business disruption and related financial impact cannot be reasonably estimated at this time. However, it may materially affect our ability to obtain raw materials, manage customer credit risk, manufacture products or deliver inventory in a timely manner, and it also may impair our ability to meet customer demand for products, result in lost sales, additional costs, or penalties, or damage our reputation. The extent to which COVID-19 or any other health epidemic will further impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our shareholders.

We will retain broad discretion over the use of proceeds from this public offering. Shareholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our shareholders. We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes. Because of the number and variability of factors that determine our use of the proceeds, our actual uses of the proceeds may vary substantially from our currently planned uses.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our stock price may be volatile.

Historically, our common stock has experienced substantial price volatility, particularly as a result of significant fluctuations in our revenue, earnings and margins over the past few years, and variations between our actual financial results and the published expectations of analysts. For example, the closing price per share of our common stock on The Nasdaq Global Select Market ranged from a low of $27.77 to a high of $126.56 during the period from January 1, 2020 to February 1, 2021. If our future operating results or margins are below the expectations of stock market analysts or our investors, our stock price will likely decline. Speculation and opinions in the press or investment community about our strategic position, financial condition, results of operations or significant transactions can also cause changes in our stock price. In particular, speculation on our go-forward strategy, competition in some of the markets we address such as electric vehicles, the ramp up of our Wolfspeed business and the effect of tariffs or COVID-19 on our business, may have a dramatic effect on our stock price.

Future sales of our common stock by us or by our directors or officers could adversely affect the market price of our common stock and our ability to raise funds in a new securities offering.

We may issue additional shares of common stock in subsequent public offerings or private placements. In addition, we may issue additional shares of common stock upon conversion of our convertible senior notes, to our directors, officers and employees under our employee stock purchase plan and our incentive plan, including upon the exercise of, or in respect of, distributions on equity awards previously granted thereunder. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in future share issuances, which may dilute existing shareholders’ interests in us. In addition, if market participants buy shares in issuances by us in the future, it may reduce or eliminate any purchases of our common stock they might otherwise make in the open market, which in turn could have the effect of reducing the volume of shares of our common stock traded in the marketplace, which could reduce the market price and liquidity of our common stock and, in turn, our ability to raise funds in a new securities offering.

Certain sales of shares of our common stock by our current directors and officers who beneficially own our common stock are required to be publicly reported and are tracked by many market participants as a factor in making their own investment decisions. As a result, future sales by these individuals could negatively affect the market price of our common stock and, in turn, our ability to raise funds in a new securities offering.

Certain of our outstanding securities rank, and we may in the future offer debt or equity securities that may rank, senior to our common stock, which may adversely affect the market price of our common stock.

We have issued convertible senior notes, which have rights, preferences and privileges more favorable than those of our common stock. If we decide to issue additional debt or preferred equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Managers at any time throughout the term of the distribution agreement. The number of shares that are sold by the Managers after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Managers. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We currently do not plan to pay any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. Therefore, any return to shareholders will likely be limited to the appreciation of their common stock.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. However, the declaration, payment and amount of future dividends, if any, is subject to the discretion of our board of directors, which may review our dividend policy from time to time in light of the then existing relevant facts and circumstances. Our existing credit facility contains certain dividend distribution restrictions. Applicable state laws may also limit the payment of dividends. We may also be subject to additional dividend restrictions under future financing facilities.

PLAN OF DISTRIBUTION

On February 11, 2021, we entered into an equity distribution agreement with Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc., each, a Manager and, collectively, the Managers, providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $500,000,000 from time to time through the Managers, acting as our agents, or directly to the Managers, acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the Nasdaq, sales made to or through market makers and sales made through other securities exchange or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any Manager may agree.

None of the Managers is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the distribution agreement, shares of our common stock on terms agreed upon by us and such Manager from time to time. The shares of our common stock offered and sold through the Managers, as our agents, pursuant to the distribution agreement will be offered and sold through only one Manager on any given day.

In no event will the aggregate gross sales price of shares of our common stock sold by us to or through the Managers, acting as our agents or as principals, exceed $500,000,000.

We have agreed that we will indemnify the Managers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Managers may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the distribution agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $450,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducing any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus.

The offering of shares of our common stock pursuant to the distribution agreement will terminate upon the earlier of  (1) the sale of shares of our common stock having an aggregate gross sales price of $500,000,000 pursuant to the distribution agreement (including shares sold prior to the date of this prospectus supplement) and (2) the termination of the distribution agreement by us or by the parties thereto by mutual agreement. Any Manager may also terminate the distribution agreement but only with respect to itself.

The Managers have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If a Manager has, or if we have, reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, such party will promptly notify the other parties to the distribution agreement and sales of our common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Managers.

Upon its acceptance of instructions from us, each Manager has agreed to use its commercially reasonable efforts to sell shares of our common stock, as our agent, on the terms and subject to the conditions set forth in the distribution agreement. We will instruct each Manager as to the amount of common stock to be sold by it as our agent. We may instruct a Manager not to sell our common stock as our agent if the sales cannot be effected at or above a price designated by us. We or any Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as our agent, upon notice to the other party.

The applicable Manager will provide written confirmation prior to the opening of trading on the Nasdaq on the immediately following day on which shares of our common stock are sold through such Manager, as our agent, under the distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales price per share, the aggregate gross sales price of the shares of our common stock sold, the net proceeds and the compensation payable by us to such Manager in connection with such sales of our common stock.

We will pay the applicable Manager a commission at a rate equal to (except as provided below) 2.0% of the gross sales price per share of our common stock sold through such Manager, as our agent, under the distribution agreement. We may also agree with any Manager, acting as our agent, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay such Manager a commission that may exceed 2.0% of the gross sales price per share of our common stock sold.

Under the terms of the distribution agreement, we may also sell shares of our common stock to one or more of the Managers, as principal(s), at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal(s), we will enter into a separate terms agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a Manager as principal, we may agree to pay the applicable Manager a commission or discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Manager, as principal. None of the Managers has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.

The Managers and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Managers and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Managers and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Managers and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other than in the United States, no action has been taken by us or the Managers that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

(a)	an individual who is a citizen or resident of the United States;

(b)	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

(c)	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

(d)

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we currently do not plan to pay any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

(a)

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

(b)	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

(c)	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP. Davis Polk & Wardwell LLP is acting as counsel to the Managers in connection with certain legal matters relating to the shares of common stock being offered hereby. Certain matters of North Carolina law, including the validity of our common stock, will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP. As of the date of this prospectus supplement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP beneficially owned an aggregate of 1,124 shares of Cree’s common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Cree, Inc.’s Current Report on Form 8-K dated February 11, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Cree Inc. for the year ended June 28, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our public filings are also available to the public on our website at www.cree.com. The information contained on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended June 28, 2020, filed with the SEC on August 19, 2020 as updated by our Current Report on Form 8-K, filed on February 11, 2021 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2020 and December 27, 2020 filed with the SEC on October 29, 2020 and January 28, 2021, respectively.

•	our Current Reports on Form 8-K filed with the SEC on August 28, 2020, September 8, 2020, October 19, 2020, October 26, 2020, January 26, 2021 and February 11, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2020;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 1993, as updated by the description of our registered securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2019, filed with the SEC on August 21, 2019, and any amendment or report filed for the purpose of updating such description; and

•

all documents filed by Cree, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Cree, Inc., Attention: Investor Relations, at 4600 Silicon Drive, Durham, North Carolina 27703, telephone: (919) 407-7895.

PROSPECTUS

Cree, Inc.

Common Stock

We may offer and sell shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of our common stock.

Each time we offer and sell shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts and prices of our common stock. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our common stock.

We may offer and sell our common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of shares of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of our common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CREE.” On February 10, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $123.47 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell shares of our common stock from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell shares of our common stock, we will provide a prospectus supplement to this prospectus that contains specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of our common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Cree,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cree, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our common stock.

Our logo and other trademarks mentioned in this prospectus or any document incorporated by reference herein are our property. Certain trademarks referred to in this prospectus or any document incorporated by reference herein may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus or any document incorporated by reference herein are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.cree.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended June 28, 2020, filed with the SEC on August  19, 2020 as updated by our Current Report on Form 8-K, filed on February 11, 2021 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K).

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2020 and December 27, 2020 filed with the SEC on October 29, 2020 and January 28, 2021, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on August 28, 2020, September 8, 2020, October 19, 2020 (Item 1.01 only), October 26, 2020, January 26, 2021 and February 11, 2021.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 1993, as updated by the description of our registered securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2019, filed with the SEC on August 21, 2019, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Cree, Inc.

Attention: Investor Relations

4600 Silicon Drive

Durham, North Carolina 27703

(919) 407-7895

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Cree, Inc. is an innovator of wide bandgap semiconductors, focused on silicon carbide and gallium nitride (GaN) materials and devices for power and radio-frequency (RF) applications. Our silicon carbide and GaN materials and devices are targeted for applications such as transportation, power supplies, inverters and wireless systems.

In addition, we are an innovator of specialty lighting-class light emitting diode (LED) products. Our LEDs are targeted for use in indoor and outdoor lighting, electronic signs and signals and video displays.

On October 18, 2020, we entered into a definitive agreement to sell certain assets and subsidiaries comprising our former LED products segment to SMART Global Holdings, Inc. and its wholly owned newly-created acquisition subsidiary and have classified the results and cash flows of the LED products segment as discontinued operations.

Our continuing operations consist of the Wolfspeed business, which includes silicon carbide and GaN materials, power devices and RF devices based on wide bandgap semiconductor materials and silicon. Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products and RF devices are used in military communications, radar, satellite and telecommunication applications.

The majority of our products are manufactured at production facilities located in North Carolina, California, Arkansas and China. We also use contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. Additionally, we are in the process of building a silicon carbide fabrication facility in New York. We operate research and development facilities in North Carolina, Arizona, Arkansas, New York, California and China (including Hong Kong).

Cree, Inc. is a North Carolina corporation established in 1987, and our headquarters are in Durham, North Carolina. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703. Our telephone number is (919) 407-5300. Our website address is www.cree.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any common stock offered pursuant to this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.

FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.00125 per share. This description is only a summary and is qualified in its entirety by reference to our restated articles of incorporation, as amended and our amended and restated bylaws and applicable provisions of the North Carolina Business Corporation Act, or the NCBCA. Our restated articles of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated articles of incorporation and our amended and restated bylaws for additional information before you buy any of the notes. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Authorized capital stock

Our restated articles of incorporation, as amended, authorize us to issue 200,000,000 shares of common stock, par value of $0.00125 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share.

Common stock

Subject to the rights specifically granted to holders of any outstanding shares of our preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders. An election of directors by our shareholders is determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Shareholders are entitled to any dividends that may be declared by our board of directors. Our common shareholders do not have cumulative voting rights. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and preferential liquidation rights of our preferred stock then outstanding. Our common shareholders have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Transfer agent and registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Stock exchange listing

Our common stock is traded on The Nasdaq Global Select Market and is quoted under the symbol “CREE.”

Certain provisions of Cree’s restated articles of incorporation, as amended, and amended and restated bylaws; director indemnification; exclusive forum

Authorized but Unissued Stock. Our restated articles of incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

Our authorized but unissued shares of preferred stock could also have other anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of our company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

Advance Notice of Proposals and Nominations. Our amended and restated bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Our amended and restated bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may only be called by our board of directors or the Chairman of our board of directors. Our amended and restated bylaws do not grant shareholders the authority to request a special meeting.

Indemnification of Directors, Officers and Employees. Our amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of Cree, seeking to hold him liable by reason of the fact that he is or was acting in his capacity as a director or officer of Cree, or at the request of Cree is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust employee benefit, or other enterprise, or as a trustee or administrator under any employee benefit plan of Cree or a wholly-owned subsidiary of Cree, against (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided in our amended and restated bylaws. Pursuant to our amended and restated bylaws, this indemnification may, at our board of directors’ discretion, also include advancement of expenses related to such action, suit or proceeding.

Exclusive Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for all litigation relating to our internal affairs, including without limitation (i) any derivative action or proceeding brought on behalf of Cree, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Cree to Cree or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the NCBCA, our restated articles of incorporation, as amended, or our amended and restated bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the state courts of North Carolina, or if such courts lack jurisdiction, a federal court located within the State of North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any such action filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case. In any such action where the NCBCA specifies the division or county wherein the action must be brought, the action shall be brought in such division or county.

Certain anti-takeover effects of North Carolina law

The North Carolina Shareholder Protection Act, or the Act, generally requires the affirmative vote of 95% of a corporation’s voting shares to approve a “business combination” with any entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation (or has ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other corporation or any unincorporated entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to Cree since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

PLAN OF DISTRIBUTION

We may sell the offered shares of our common stock from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	through sales “at the market” to or through a market-maker or into an existing trading market for the common stock; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Cree, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Certain matters of North Carolina law, including the validity of our common stock, will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP beneficially owned an aggregate of 1,124 shares of Cree’s common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Cree, Inc.’s Current Report on Form 8-K dated February 11, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cree, Inc. for the year ended June 28, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to

$500,000,000

Common Stock

Wells Fargo Securities

BMO Capital Markets

BofA Securities

Canaccord Genuity

Citigroup

Credit Suisse

Goldman Sachs & Co. LLC

Morgan Stanley

Truist Securities

February 11, 2021